UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

AMERCO

(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

5555 Kietzke Lane, Ste. 100 Reno, Nevada 89511 (Address of principal executive offices including zip code)

(775) 688-6300

(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 12, 2015, subsidiaries of AMERCO, a Nevada corporation, obtained $270 million in financing pursuant to a mortgage loan funded by Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association.  The loan is fully amortizing over its twenty-year term, bears interest at the rate of 4.865% per annum and is secured by U-Haul operated moving and storage facilities located throughout the United States. AMERCO has provided a limited recourse guaranty of the loan. Proceeds will be used to recapitalize the collateral property and for general business purposes.

The description of the foregoing matter is not complete and is qualified in its entirety by the full text of the facility agreements, including the loan agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Loan Agreement, dated as of August 12, 2015 among U-Haul Co of Florida 8, LLC, U-Haul Co. of Florida 9, LLC, U-Haul Co. of Florida 10, LLC, UHIL 8, LLC, UHIL 9, LLC, UHIL 10, LLC, UHIL 13, LLC, AREC 8, LLC, AREC 9, LLC, AREC 10, LLC and AREC 13, LLC, each a Delaware limited liability company, collectively as Borrower, and Morgan Stanley Bank, N.A. and JP Morgan Chase Bank, National Association, collectively as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2015

AMERCO

/s/ Jason A. Berg

Jason A. Berg Principal Financial Officer and Chief Accounting Officer

Exhibit No.	Description
10.1

Loan Agreement, dated as of August 12, 2015 among U-Haul Co of Florida 8, LLC, U-Haul Co. of Florida 9, LLC, U-Haul Co. of Florida 10, LLC, UHIL 8, LLC, UHIL 9, LLC, UHIL 10, LLC, UHIL 13, LLC, AREC 8, LLC, AREC 9, LLC, AREC 10, LLC and AREC 13, LLC, each a Delaware limited liability company, collectively as Borrower, and Morgan Stanley Bank, N.A. and JP Morgan Chase Bank, National Association, collectively as Lender.